EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements Nos. 333-261993, 333-255735, 333-238597, 333-236036, 333-217634, 333-210376, 333-197737, 333-180976, 333-90976, and 333-287399 on Form S-8 and in the registration statement No. 333-277218 on Form S-3 of our reports dated February 17, 2026, with respect to the consolidated financial statements of Centene Corporation and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP

St. Louis, Missouri
February 17, 2026